Exhibit (j)(2)

                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors of
   Mercantile Mutual Funds, Inc.:

We consent to the use of our report dated January 21, 2000 for the Mercantile Mutual Funds, Inc. - U.S. Government Securities Portfolio, Government & Corporate Bond Portfolio and National Municipal Bond Portfolio, incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Accountants and Financial Statements" in the Statement of Additional Information.



/s/KPMG LLP

Columbus, Ohio
August 28, 2000